EXHIBIT 12

                                   TRUST DEED

              DRAWN UP AND SIGNED IN TEL-AVIV ON SEPTEMBER 6, 2009

                                    BETWEEN:

                            SCAILEX CORPORATION LTD.
                         Public company no. 52-003180-8
            of 48 Ben-Tsiyon Galis Street, Petach-Tikva 49277 Israel
                         (hereinafter - "THE COMPANY")

                                                              OF THE FIRST PART;

                                      AND:

                           ZIV HAFT TRUST COMPANY LTD.
                         Private company no. 51-377133-7
                 of 46-48 Menachem Begin Road, Tel-Aviv, Israel
                          (hereinafter - "THE TRUSTEE")

                                                             OF THE SECOND PART;

WHEREAS on August 18, 2009, the Company and the Trustee signed a Trust Deed ("THE FIRST TRUST DEED") in relation to a shelf prospectus published by the Company on August 21, 2009 ("THE SHELF PROSPECTUS") under which the Company may issue, inter alia, Series A Bonds of the Company ("Series A");

AND WHEREAS    the Company intends to publish a shelf offering report pursuant to the Shelf Prospectus, under which the Company shall offer
               Series A Bonds for the first time ("THE SHELF OFFERING REPORT");

AND WHEREAS    according to the directives of the Securities Authority, Clal cannot serve as a trustee for the Series 1 Bonds, due to a concern about a conflict of interests, and the Trustee agreed to serve as the trustee for the Series 1 Bonds in lieu of Clal, provided that the conditions of the First Trust Deed, as amended according to that stated hereunder, shall be binding upon the Company and upon the Trustee;

AND WHEREAS    the Trustee declares that it is a company registered in Israel engaging in trusteeships, and that it meets the qualification requirements prescribed in the Securities Act, 5728 - 1968 for serving as the Trustee for the Series 1 Bonds;


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AND WHEREAS    the Trustee declares that, pursuant to any law or agreement to which the Trustee is subject, there is no preclusion to its engagement with the Company in this Amendment, with the provisions of the First Trust Deed constituting an integral part thereof;

AND WHEREAS    the Company hereby declares that, pursuant to any law or
               agreement to which the Company is subject, there is no preclusion to its engagement with the Trustee in this Amendment, with the provisions of the First Trust Deed constituting an integral part thereof;

AND WHEREAS    the parties desire to supplement the particulars of the Series A
               Bonds with concrete conditions of the Series A Bonds, as shall be expressed in the Shelf Offering Report that the Company shall publish, and as specified hereunder, and to prescribe additions and amendments that shall apply to the First Trust Deed, solely in relation to the Series A Bonds, as specified hereunder in this Deed;

     WHEREFORE, THE PARTIES HEREBY AGREE, STIPULATE AND DECLARE AS FOLLOWS:

1.   GENERAL

     1.1 The provisions of the First Trust Deed, which is attached as APPENDIX A to this Deed, constitute an integral part of this Deed, and they shall apply to the relations between the parties and in relation to the Series A Bonds, under which, for the purposes of this Trust Deed, the Trustee shall be Ziv Haft Trust Company Ltd. It is hereby clarified that, to the extent that additional series shall be issued pursuant to the Shelf Prospectus, the provisions of this Deed as specified hereunder, shall not apply to the additional series.

     1.2 All of the provisions of the First Trust Deed shall remain in effect, with the change in the identity of the Trustee, unless otherwise expressly stated in this Deed.


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     1.3  In the event of a contradiction between the provisions of this Deed and the provisions of the First Trust Deed, the provisions of this Deed shall prevail.

2. The following amendments shall apply to the First Trust Deed, solely in relation to the Series A Bonds:

     2.1  A NEW CLAUSE 6.3 SHALL BE ADDED, AS FOLLOWS:

          "In addition to and in accordance with that stated above in clause 6.2, the Company undertakes that if the transaction for the acquisition of shares of Partner Communications Ltd. (hereinafter:
          "PARTNER") from Advent Investments Pte Ltd. (hereinafter: "ADVENT"), a Singapore corporation controlled by Hutchison Telecommunications International Limited, by the Company in accordance with the agreement dated August 12, 2009 (hereinafter: "THE PARTNER SHARE ACQUISITION TRANSACTION") shall not be closed by March 31, 2010 (hereinafter: "THE DEADLINE"), it shall place all of the Bonds in a forced early redemption, and the provisions as specified hereunder shall apply. The Partner Share Acquisition Transaction was reported by the Company in the Company's Immediate Reports of August 12, 2009 (reference no.:
          2009-01-194286), of August 13, 2009 (reference no.: 2009-01-195681), of August 23, 2009 (reference no.: 2009-01-204756). In this regard - "Closing of the Partner Share Acquisition Transaction" - means a transfer of shares representing at least 36% of Partner's issued and paid-up share capital to the Company's ownership.

          The entire immediate net proceeds (i.e., net of commissions) that the Company shall receive in respect of the issue of the Series A Bonds shall be deposited in an escrow account that shall be opened in one of the five major banks in Israel, and shall not be transferred to the Company for its use until the conditions have been fulfilled for the Closing of the Partner Share Acquisition Transaction, as stated, in accordance with the following mechanism:


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          6.3.1 The Trustee shall open a bank account under its name at one of the five major banks in Israel, at its discretion, provided that a bank as stated shall have a rating of at least (AA), to which the issue coordinator shall transfer the total immediate net proceeds that the Company shall receive in respect of the issuance of the Series A Bonds, and this sum shall be invested in shekel deposits or in shekel bonds issued by the State of Israel or in short-term loans issued by the State of Israel, according to the Company's instructions (hereinafter: "THE ESCROW ACCOUNT" and "THE DEPOSIT," respectively). The Trustee shall have sole signatory rights in the Escrow Account in relation to any operation in this account, including with respect to the withdrawal of monies from this account. Notwithstanding that stated, it is clarified that the policy for investing the funds in the Escrow Account for Series A is the sole responsibility of the Company, and the Trustee shall not be responsible for any loss or damage that might be caused as a result of investment operations as stated that shall be carried out according to the Company's instructions.

          6.3.2 The funds, the securities being deposited in the Escrow Account, and all of the Company's rights in the Escrow Account shall be pledged in favor of the Trustee for the holders of the Series A Bonds under a first-ranking fixed lien, and, concurrent with the transfer of the Deposit to the Escrow Account, the Company shall issue the following documents to the Trustee:

               6.3.2.1 an original lien registration certificate from the
                    Registrar of Companies on the funds, the securities being deposited in the Escrow Account and all rights of the Company in the Escrow Account in favor of the Trustee; all documents submitted to the Registrar of Companies for the purpose of the registration of the lien, including the form "Particulars of Mortgages and Liens," with the first page of each document being stamped with the "received" stamp of the Registrar of Companies; a summary of the particulars of the Company's liens, subsequent to the registration of the lien, which specifies the lien that was registered and every other lien that the Company has; i.e., thus enabling the Trustee to verify that no lien is registered with the Registrar of Companies that contradicts the aforesaid lien. It is clarified that the lien registration certificate as stated shall be issued to the Trustee within 5 business days of the signing date of the lien documents.


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               6.3.2.2 confirmation from the bank acknowledging that the funds, the securities being deposited in the Escrow Account and all of the Company's rights in the Escrow Account are pledged in favor of the Trustee, and that the bank shall not have any rights of offset or lien in relation to the funds and securities that are being held and that shall be held in the Escrow Account.

          6.3.3 As long as the preconditions for the Closing of the Partner Share Acquisition Transaction have not been fulfilled up until the Deadline, the purpose of the Deposit is to guarantee the repayment of the Principal of the Series A Bond to the Bondholders, and this, in the event that the preconditions for the Closing of the Partner Share Acquisition Transaction shall not be fulfilled by the Deadline.

          6.3.4 The Trustee shall operate the Deposit as follows: upon receiving notification from the Company that all preconditions for the Closing of the Partner Share Acquisition Transaction have been fulfilled, then, subject to the signing of the lien document, as specified hereunder in clause 6.3.2, the Trustee shall sign an order to transfer the Deposit to the account specified by the Company, inclusive of profits and after deducting tax and expenses in respect of management of the account, the Trustee's fee, and expenses incurred in accordance with the Trust Deed, to the extent accumulated up until that time. To dispel any doubt, it is clarified that, for the purpose of approving the transfer of the Deposit to the Company, the Trustee is relying solely on the Company's notification that all preconditions have been fulfilled for the Closing of the Partner Share Acquisition Transaction by the Deadline, and the Trustee is not required to verify whether the preconditions indeed had actually been fulfilled. The Trustee shall be present at the time of the Closing of the Partner Share Acquisition Transaction in order to enable the performance of its operations in conformity with this Trust Deed at that time. The Company shall notify the Trustee three business days in advance of the expected transfer date of the funds.


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          6.3.5 FORCED EARLY REDEMPTION OF ALL OF THE BONDS (SERIES A BONDS)

               The Company undertakes that, in the event that the Partner Share Acquisition Transaction shall not be closed by the Deadline, i.e., by March 31, 2010, it shall place the Bonds (Series A Bonds) in forced early redemption, and the following provisions shall apply.

               If the Company shall not publish an Immediate Report regarding the Closing of the Partner Share Acquisition Transaction by the Deadline - March 31, 2010 - the Company shall effect a full forced early redemption of all of the Series A Bonds (hereinafter: "EARLY REDEMPTION"), according to the following mechanism:

               6.3.5.1 On April 1, 2010, the Company shall publish an Immediate
                    Report that the Partner Share Acquisition Transaction was not closed, and about the effecting of an Early Redemption to the holders of the Series A Bonds, with a copy to the Trustee, with the determinant date for the implementation thereof to be specified in the Immediate Report, which shall be no less than 30 days and no more than 45 days prior to the implementation of the Early Redemption. The date of the Early Redemption shall not occur during the period between the determinant date for the payment of interest in respect of the Series A Bonds and the actual payment date of the interest. The Company shall also report the interest that accrued up until the date of the Early Redemption in the Immediate Report.


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               6.3.5.2 On the date of the Early Redemption, the Company shall pay the sum of the principal of the Series A Bonds, with the addition of the interest that accrued in respect of the outstanding balance of the Series A Bonds up until the date of the Early Redemption (hereinafter: "THE OBLIGATORY VALUE").

               6.3.5.3 The sum of the Early Redemption shall be paid to the holders of the Bonds by the Trustee, by way of the execution of a bank transfer to the Nominee Company of Israel Discount Bank Ltd., according to the particulars that the Company shall issue to the Trustee as stated hereunder, out of the funds deposited in the Escrow Account, according to the written instructions that shall be received from the Company, which shall include the date for transfer of the funds, the destination thereof, as well as any other particular that shall be required in order to enable the Trustee to carry out the transfer, attaching a calculation of the sum that must be paid, as specified above in clause
                    6.3.4. In the event that the balance of the funds in the Escrow Account shall be less than the Obligatory Value of the Bonds, the Company shall transfer to the Escrow Account the sum equivalent to the difference between the Obligatory Value of the Bonds of the relevant series and the funds in the Escrow Account at that time. The Trustee and the Company shall transfer the funds required for the purpose of the forced Early Redemption to the Nominee Company in conformity with the bylaws of the TASE clearing house. The Company shall provide any assistance to the Trustee that might be required in order to enable it to render the payment in its entirety and on time, including the timely transfer to the Trustee of details of the sums, the dates and any other detail that is required in order to effect the forced Early Redemption as stated.


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          6.3.6 VOLUNTARY REDEMPTION

               In the event that the Company shall close the Partner Share Acquisition Transaction by the Deadline - March 31, 2010 - without a rating for the Series A Bonds having been received by that date, the holders of the Series A Bonds shall be entitled to an Early Redemption of the Series A Bonds that they are holding (hereinafter: "VOLUNTARY REDEMPTION"), according to the following mechanism:

               6.3.6.1 VOLUNTARY REDEMPTION NOTICE

                    On April 1, 2010, the Company shall publish an Immediate Report and an advertisement in two Hebrew-language daily newspapers circulated in Israel regarding the entitlement of holders of the Series A Bonds to voluntarily redeem the Bonds on May 2, 2010.

               6.3.6.2 It shall be possible to deliver an Early Redemption
                    Notice as of the date that the Company shall deliver a notice as stated regarding the date for notifying of an Early Redemption, subject to that stated hereunder. A Voluntary Redemption Notice of a holder of Bonds of the relevant series that are registered under its name in the register of bondholders of Series A, must be delivered to the Company within the period from the publication date of the Immediate Report as stated above in clause 6.3.6.1 and April 18, 2010, at its registered office or at any other location that the Company shall so advise in the Immediate Report and/or in the advertisement in the two daily newspapers as stated above.


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               6.3.6.3 A Voluntary Redemption Notice of a holder of Bonds through TASE members must be delivered to the TASE member through which the bondholder is holding the Series A Bonds that it wishes to redeem by April 18, 2010.

               6.3.6.4 Pursuant to the bylaws of the TASE clearing house, the following provisions shall apply to the delivery of Voluntary Redemption Notices:

                    1. Written notice from the TASE member must be received at the TASE clearing house by six trading days prior to the Voluntary Redemption date, separately for each secondary account, in which the TASE member shall specify the quantity in respect whereof the Voluntary Early Redemption is being requested, and shall attach thereto a certificate of exemption from withholding tax at source, if any.

                    2. An application for a Voluntary Redemption, which relates to a quantity of Bonds that exceeds the quantity registered to the credit of the TASE member in the secondary account to which the application relates, shall not be effected at all and shall be returned to the sending TASE member, specifying the reason for the return.

                    3. No later than the second trading day after the day on which the TASE clearing house received a notice as stated above from the TASE member, as specified above in subclause (1), the clearing house shall deliver a notification to the Nominee Company of Israel Discount Bank Ltd., which shall specify the inclusive par value of the Bonds in respect whereof applications for Voluntary Redemption were submitted, attaching the certificates of exemption from withholding tax at source.


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                    4.   No later than the second trading day after the day on
                         which the clearing house delivered a notification to the Nominee Company of Israel Discount Bank Ltd. as specified above in subclause (2), the Nominee Company shall deliver a notification to the Company, which shall specify the inclusive par value of the Bonds in respect whereof applications for Voluntary Redemption were submitted, attaching the certificates of exemption from withholding tax at source.

                         On the Voluntary Redemption Date, the Company shall redeem the Bonds in respect whereof Voluntary Redemption Notices were submitted, in such manner that the holder of the said Bonds shall be entitled to receive from the Company the sum of NIS 1 in respect of each NIS 1 of Bonds that shall be redeemed by the Company on the said date (plus the accrued and as yet unpaid interest).

                         A Voluntary Redemption Notice submitted to the Company or to the TASE members may not be cancelled or changed.

          6.3.7 If all of the preconditions stated above in clause 4.3 shall be fulfilled regarding the release of all of the funds from the Escrow Account in respect of the Series of Bonds, and in the event of a Voluntary Redemption as stated above in clause 4.4, under which only a portion of the Bonds has been redeemed, and a balance remains in the Escrow Account, the holders of the Bonds are hereby instructing the Trustee, by way of an irrevocable instruction, to transfer the entire balance of funds of the Deposit to the Company, and for this purpose, to sign all documents required for the removal of the lien on the Escrow Account and for the transfer of the funds of the Deposit to the Company. Shortly after the transfer of the funds as stated, the Trustee shall take action to close the Escrow Account.


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          6.3.8 The sum of the Voluntary Redemption shall be paid to the holders of the Bonds by the Trustee, by way of the execution of a bank transfer to the Nominee Company of Israel Discount Bank Ltd., according to the particulars that the Company shall issue to the Trustee as stated hereunder, out of the funds deposited in the Escrow Account according to the written instructions that shall be received from the Company, which shall include the date for transfer of the funds, the destination thereof, as well as any other particular that shall be required in order to enable the Trustee to carry out the transfer, attaching a calculation of the sum that must be paid, as specified above in clause 6.3.6.4(a).
               In the event that the balance of the funds in the Escrow Account shall be less than the Obligatory Value of the Bonds, the Company shall transfer to the Escrow Account the sum equivalent to the difference between the Obligatory Value of the Bonds of the relevant series and the funds in the Escrow Account at that time. The Trustee and the Company shall transfer the funds required for the purpose of the Voluntary Redemption to the Nominee Company of Israel Discount Bank Ltd. in conformity with the bylaws of the TASE clearing house. The Company shall provide any assistance to the Trustee that might be required in order to enable it to render the payment in its entirety and on time, including the timely transfer to the Trustee of details of the sums, the dates and any other detail that is required in order to effect the Voluntary Redemption as stated.


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          6.3.9 To dispel any doubt, it is hereby clarified that the Trustee is under no obligation to examine, and in fact, the Trustee did not examine, the economic value of the collateral that was provided and/or that shall be provided (if any) to guarantee the payments to the holders of the Series A Bonds. Upon engaging in the Trust Deed and consenting to serve as the Trustee for the holders of the Series A Bonds, the Trustee is not expressing its opinion, whether explicitly or implied, regarding the economic value of the collateral that was provided and/or shall be provided (if any) by the Company. Furthermore, the Trustee is not expressing its opinion regarding the Company's ability to fulfill its undertakings towards the holders of the Series A Bonds. That stated shall in no way derogate from the Trustee's obligations by law and/or pursuant to the Trust Deed, and shall in no way derogate from the Trustee's duty (to the extent that such duty applies to the Trustee pursuant to any law) to examine the impact of changes in the Company as of the date of this Shelf Offering Report and thereafter, to the extent that any such changes might adversely affect the Company's ability to fulfill its undertakings towards the holders of the Series A Bonds. That stated shall in no way derogate from the Trustee's obligations by law and/or pursuant to the Trust Deed."

     2.2  A NEW CLAUSE 6.A. SHALL BE ADDED, AS FOLLOWS:

     "6A.

          6a.1 FORCED EARLY REDEMPTION OF ALL OF THE SERIES 1 BONDS

               The Company shall be entitled to effect a full forced Early Redemption of all of the Series 1 Bonds (hereinafter: "EARLY REDEMPTION OF SERIES 1"), according to the following mechanism:


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               6a.1.1 By no later than August 6, 2014, the Company shall publish an Immediate Report that it has resolved to effect an Early Redemption of Series 1 on September 7, 2014 (hereinafter:
                    "THE DATE OF THE EARLY REDEMPTION OF SERIES 1"), with a copy to the Trustee for the Series 1 Bonds. The Company shall also report the interest that accrued up until the Date of the Early Redemption of Series 1 in the said Immediate Report.

               6a.1.2 On the Date of the Early Redemption of Series 1, the
                    Company shall pay the sum of the Principal of the Bonds, with the addition of the interest that accrued in respect of the outstanding balance of the Series 1 Bonds up until the Date of the Early Redemption of Series 1.

               6a.1.3 The Company shall transfer the funds required for the purpose of the Early Redemption of Series 1 to the Nominee Company, this in accordance with the bylaws of the TASE Clearing House.

          6a.2 VOLUNTARY REDEMPTION BY THE HOLDERS OF THE SERIES 1 BONDS

               6a.2.1 VOLUNTARY REDEMPTION NOTICE

                    If the Company shall not publish an Immediate Report regarding an Early Redemption of Series 1 by August 6, 2014, as specified above in clause 3.3, then, on that day; i.e., on August 6, 2014, the Company shall publish an Immediate Report and an advertisement in two Hebrew-language daily newspapers circulated in Israel regarding the entitlement of holders of the Series 1 Bonds to voluntarily redeem the Bonds on September 6, 2014 (hereinafter: "VOLUNTARY REDEMPTION OF SERIES 1"). Between the period August 21, 2014 and September 7, 2014, a holder of the Series 1 Bonds shall not be able to effect a conversion into shares of the Company pursuant to the above clause 4.4.1, and this shall also be specified in the above-mentioned Immediate Report.


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               6a.2.2 Any holder of Series 1 Bonds desiring to effect a
                    Voluntary Redemption of Series 1 shall be entitled to do so by written notice (hereinafter: "VOLUNTARY REDEMPTION NOTICE"), which the bondholder must deliver to the Company during the period between the publication date of the Immediate Report as stated above in clause 3.4.1 and August 26, 2014, at the Company's registered office or at any other location that the Company shall so advise in the Immediate Report and/or in the advertisement in the two daily newspapers as stated above.

               6a.2.3 A Voluntary Redemption Notice of a holder of Series 1
                    Bonds through TASE members must be delivered to the TASE member, through which the bondholder is holding the Bonds that it wishes to redeem, which shall be delivered by it to the Company within the period between the publication date of the Immediate Report as stated above in clause 6a.2.2 and August 26, 2014.

               6a.2.4 Pursuant to the bylaws of the TASE Clearing House, the following provisions shall apply to the delivery of Voluntary Redemption Notices of Series 1:

                    6a.2.4.1 Written notice from the TASE member must be
                         received at the TASE Clearing House by six trading days prior to the Voluntary Redemption date of Series 1, separately for each secondary account, in which the TASE member shall specify the quantity in respect whereof the early Voluntary Redemption of Series 1 is being requested, and shall attach thereto a certificate of exemption from withholding tax at source, if any.


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                         An application for a Voluntary Redemption of Series 1,
                         which relates to a quantity of Series 1 Bonds that exceeds the quantity registered to the credit of the TASE member in the secondary account to which the application relates, shall not be effected at all and shall be returned to the sending TASE member, specifying the reason for the return.

                    6a.2.4.2 No later than the second trading day after the day on which the TASE Clearing House received a notice as stated above from the TASE member, as specified above in subclause 6a.2.4.1, the Clearing House shall deliver a notification to the Nominee Company of Israel Discount Bank Ltd., which shall specify the inclusive par value of the Series 1 Bonds in respect whereof Voluntary Redemption applications were submitted, attaching the certificates of exemption from withholding tax at source.

                    6a.2.4.3 No later than the second trading day after the day on which the TASE Clearing House delivered a notification to the Nominee Company of Israel Discount Bank Ltd. as specified above in subclause 6a.2.4.2, the Nominee Company of Israel Discount Bank Ltd. shall deliver a notification to the Company, which shall specify the inclusive par value of the Series 1 Bonds in respect whereof applications for Voluntary Redemption of Series 1 were submitted, attaching the certificates of exemption from withholding tax at source.


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                         On the Voluntary Redemption Date of Series 1, the
                         Company shall redeem the Series 1 Bonds in respect whereof Voluntary Redemption Notices were submitted, in such manner that the holder of the said Series 1 Bonds shall be entitled to receive from the Company the sum of NIS 1 in respect of each NIS 1 of Bonds that shall be redeemed by the Company on the said date, with the addition of the accrued and as yet unpaid interest.

                         A Voluntary Redemption Notice submitted to the Company or to the TASE members cannot be cancelled or changed."

     2.3 THE FOLLOWING PARAGRAPH SHALL BE ADDED UNDER CLAUSE 4 OF THE FIRST TRUST DEED:

          "The Company also undertakes that it shall distribute dividends, as long as Series A Bonds are in circulation, solely out the profits suitable for distribution that accrued during the four (4) quarters that preceded the dividend distribution date.

          Furthermore, the Company undertakes that even should it cease to be a reporting corporation, as this term is defined in the Securities Act, the Company shall prepare and issue interim and annual financial statements to the Trustee and in the format compulsory for public companies at that time."

     2.4  Under subclause 7.1.1 of the First Trust Deed - the words "forty-five
          (45) days" and be replaced by "thirty (30) days."

     2.5 In subclauses 7.1.2, 7.1.3 and 7.1.4 of the First Trust Deed, every reference to "ninety (90) business days" shall be replaced by "forty-five (45) business days."


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     2.6  In subclause 7.1.5 of the First Trust Deed, after the words "or shall notify of its intention to stop paying its debts" shall be added "or should there be a substantive concern that the Company shall cease to pay its debts."

     2.7 In clause number 7 of the First Trust Deed (Immediate Payment), the following change and addition shall be made in relation to the causes for calling solely the Series A Bonds for Immediate Payment:

          Causes for calling the Series A Bonds for immediate payment shall be added, as follows:

          "7.1.8 if the Series A Bonds shall cease to be rated by a rating company, to the extent that they are rated. To dispel any doubt, it is clarified that if the Series A Bonds shall be rated by a number of rating companies, for the purposes of this clause, "cease to be rated" means cessation of rating by all of the rating companies. The Company undertakes that, to the extent that the matter is under its control, it shall take action so that the Series A Bonds shall at all times be under monitoring watch by a rating company until the end of the period of the Series A Bonds.

          7.1.9. if the Company's holding ratio of Partner shall fall below 26% of Partner's issued and paid-up share capital.

          7.1.10 if the Company shall not publish financial statements by the end of 45 days after the date prescribed for doing so in the Securities Act and in the regulations pursuant thereto.

          7.1.11 if the Company shall cease to be a reporting corporation.

          7.1.12 if the Company shall effect material real investments; i.e., long-term investments (other than financial investments) in assets and corporations other than in the communications sector before 24 months have elapsed since the issue date of the Series A Bonds. For the purposes of this clause "material' means more than 20% of the Company's total balance sheet according to the Company's consolidated financial statements for the quarter preceding the quarter in which the investment was effected."

     2.8  Clause 7.2.7 of the First Trust Deed shall be deleted in its entirety.

     2.9 A new clause 19 shall replace clause 19 of the First Trust Deed, as follows:

          "19.1 The Company shall pay a fee to the Trustee for its services pursuant to this Deed, as follows:

               19.1.1 Payment for the year in advance (hereinafter: "THE ANNUAL
                    FEE") positively linked, as of the signing date of this Deed, to the known consumer price index at the sum of:

                    a) NIS 26,000 in respect of the first year of the Trust, and

                    b)   NIS 18,000 in respect of every subsequent year;

               19.1.2 the sum of NIS 750, positively linked, as of the signing date of this Deed, to the known consumer price index, in respect of every general assembly of shareholders of the Company, including every class assembly in which the Trustee or any delegate on its behalf shall take part.

               19.1.3 additional fee in accordance with the provisions of this clause 19.

          19.2 The Annual Fee shall be paid to the Trustee at the beginning of each year of the Trust in respect of the following year of the Trust or any portion thereof, with the payment date of the Trustee's Fee in respect of the first year being within one week of the actual execution date of the offering of the Bonds.

          19.3 The appointment of a receiver to the Company, the appointment of an administrative receiver and/or the management of the trust under court supervision shall in no way derogate from the Trustee's right to payment of its fees and expenses, as prescribed in this Deed.

          19.4 In addition to the above fee, the Trustee shall be entitled to reimbursement of its reasonable expenses (positively linked to the consumer price index as of the date of the expenditure), that it shall incur within the scope of the fulfillment of its role and/or by virtue of the powers vested it pursuant to this Deed, including in respect of publications in the press, provided that, in respect of expenses for expert opinions, as specified hereunder in clause 21, the Trustee shall give prior notice to the Company of its intent to obtain an expert opinion.

          19.5 In addition, the Trustee shall be entitled to an additional payment on the basis of work hours, in respect of:

               19.5.1 operations deriving from a breach of this Deed by the
                    Company;

               19.5.2 operations relating to the calling of the Bonds for immediate repayment;

               19.5.3 special operations that might be required or that shall become necessary, for the purpose of fulfilling its functions pursuant to this Deed relating to possible risk to the bondholders' rights, including any operation according to clauses 7 and 8 above;

               19.5.4 special assignments (such as, but not limited to, work required due to a restructuring of the Company, or work at the Company's request) or in respect of the need to perform additional operations in fulfilling its role as a reasonable trustee, due to a future amendment to laws and/or regulations and/or other compulsory orders that shall apply in relation to the Trustee's operations and responsibility pursuant to this Deed.

               19.5.5 operations relating to the registration or cancellation of the registration of sureties in a lawfully kept register, (including abroad), examinations, supervision, control, enforcement and the like of the undertakings (such as restrictions on the Company's freedom of action, a pledge of assets, etc), that the Company has taken or shall take or that shall be taken by any delegate on its behalf or for it in relation to the securing of other undertakings of the Company or any delegate on its behalf (such as the execution of the payments according to the conditions of the Bonds) vis-a-vis the bondholders, including regarding the essence of the conditions of sureties and liabilities as stated, and the fulfillment thereof.

               19.5.6 It is hereby clarified that an examination of the
                    Company's fulfillment of its undertakings in relation to the distribution of a dividend, as stated above in clause 4, and regarding transactions constituting a cause for immediate repayment as stated above in clause 7.1.12, shall be deemed special assignments.

          19.6 It is hereby clarified that, if, due to a future amendment of laws and/or regulations and/or other compulsory orders applicable to the operations of the Trustee, additional expenses shall be imposed on the Trustee, which shall be required from it for the fulfillment of its role as a reasonable trustee, the Company shall pay the Trustee for its reasonable expenses (with positive linkage to the consumer price index as of the date of the expenditure).

          19.7 The Company shall deposit sums with the Trustee, which shall be determined from time to time by the Trustee, as the anticipated sums of expenses and costs to the Trustee.

          19.8 It is hereby agreed that the Trustee shall be entitled to a fee at the sum of NIS 500 per hour of work for any part of its fee being calculated on the basis of work hours.

          19.9 Any payment or sum due to the Trustee pursuant to this Deed shall be positively linked to the consumer price index, with the base index being the index published on June 15, 2009, with duly required value added tax being added thereto.

          19.10 In the event that the Company shall ask that the Trustee serve as the Trustee for the Additional Bonds to be offered as stated above in clause 2, additional fees and expenses shall be paid to the Trustee as shall be agreed upon between the Trustee and the Company prior to the offering of the Additional Bonds; however, in the event that an arrangement regarding the payment of fees and expenses as stated shall not be agreed upon, the arrangement prescribed in this Deed shall apply, so that, in addition to the said fee, an additional fee shall be paid to the Trustee in respect of its trusteeship of the Additional Bonds, at the payment rate specified in clause 19.1.1 (b), being equivalent to the ratio between the quantity of the Additional Bonds and the quantity of Bonds issued immediately subsequent to the publication of the Prospectus, this without derogating from the application of all other clauses of this Deed pertaining to payments (including of expenses), indemnity, etc.

          19.11 That stated in this Deed revokes and replaces all previous consents or arrangements regarding the Trustee's fee and coverage of its expenses since the beginning of the trusteeship and thereafter.

          19.12 That stated in other clauses in this Deed regarding the coverage of expenses and costs pertaining to the Trustee's operations serves to supplement that stated in this clause."

     2.10 THE FOLLOWING AMENDED CLAUSE 20.1 SHALL REPLACE CLAUSE 20.1 OF THE FIRST TRUST DEED:

          "20.1 The Trustee shall be allowed to deposit all of the bills and documents that testify, represent and/or determine its right in relation to any asset held at that time in its possession, in a safe and/or in any other place to be chosen by it, in any of the five major banks in Israel."

     2.11 SUBCLAUSES SHALL BE ADDED TO CLAUSE 20 OF THE FIRST TRUST DEED, AS
          FOLLOWS:

          "20.7 Within the scope of its trusteeship, the Trustee may rely on any written document, including a letter of instructions, notification, application, consent or confirmation, which is expected to be signed or issued by any person or body, that the Trustee believes in good faith to have been signed or issued by it.

          20.8 The Company and the holders of the Series A Bonds hereby release the Trustee in a final and absolute release from any liability for any damage and/or loss and/or expense that might be caused to them and/or that they might be required to bear due to any act and/or omission of the Trustee, including as a result of an error in judgment, a fault that occurred during a transfer of funds or a failure to transfer funds to the Nominee Company in their entirety and on time according to the Company's instructions, all according to the provisions of this Deed and/or according to any other instructions that shall be duly received by the Trustee from them, and by virtue of the powers granted to the Trustee pursuant thereto.

          20.9 Any release from liability being issued to the Trustee pursuant to the provisions of this Deed is contingent upon the act (or omission) of the Trustee, including an exercise of its judgment, in relation to which the release is being given, being performed with BONA FIDES and provided that it has not been committed with negligence or MALA FIDES and in a breach of a fiduciary duty."

     2.12 CLAUSE 21 OF THE FIRST TRUST DEED SHALL BE REPLACED BY AN AMENDED CLAUSE 21 AS FOLLOWS:

          "The Trustee shall be allowed, within the scope of management of the affairs of the trusteeship, to appoint an agent/agents to act in its stead, whether an advocate or otherwise, in order to perform or participate in the performance of special operations that must be performed in relation to the trusteeship, and, without derogating from the general purport of that stated above, in the instituting of legal proceedings, provided that the Trustee gave notice to the Company regarding the appointment of such an agent. The Trustee shall also be allowed to clear the reasonable fee of any such agent (including in advance) at the Company's expense, and the Company shall immediately reimburse the Trustee for these expenses, upon its first request, all under the condition that the Trustee issued prior notice to the Company regarding the appointment of agents as stated. The Company shall be allowed to object to the appointment of a particular agent as stated for any reasonable reason, including in the event that the agent is a competitor or is in a conflict of interests, whether directly or indirectly, with the Company's businesses, and provided that the Company forwarded its reasonable reasons to the Trustee within 3 days of the date of receipt of the notice of the appointment of the agent."

     2.13 THE FOLLOWING AMENDMENTS SHALL BE MADE IN CLAUSE 22 OF THE FIRST TRUST
          DEED:

          a) The first paragraph of subclause 22.1 shall be replaced with a new subclause as follows:

               "The Trustee shall be entitled to indemnification from the Company, including in advance, and, if it shall not be indemnified by the Company within a reasonable length of time after the Trustee's demand to the Company to do so, from the holders of the Bonds, this in respect of any damage and/or loss and/or reasonable expenses that were incurred and/or that shall be incurred and reasonable costs that it bore or shall be required to bear in relation to operations that it performed or is required to perform by virtue of its duty pursuant to the conditions of this Deed, and/or by law and/or order of a competent authority and/or any statute and/or pursuant to a lawful demand from the holders of the Bonds and/or pursuant to a lawful demand from the Company."

          b) Under clause 22.3, after the words "indemnification concerning undertakings that they assumed," the following words shall be added: "damage and/or loss that they bore within the framework of the trusteeship or in relation thereto."

          c) Subclause 22.6 shall be added, as follows: "any indemnity that shall be given to the Trustee pursuant to the provisions of this Deed is contingent upon the act (or omission) of the Trustee, including an exercise of its judgment, in relation to which the indemnity is being given, being performed with BONA FIDES and provided that it has not been committed with negligence or MALA FIDES and in a breach of a fiduciary duty."

     2.14 In clause 23 of the First Trust Deed (Notices), the particulars of the contact person at the Trustee in subclause 23.4 shall be amended, as specified hereunder:

          "Until the Trustee otherwise notifies the Company in writing, the contact person at the Trustee in relation to all matters pertaining to this Deed and to the Series 1 Bonds is Ram Sabati, C.F.O., Fax: no. + 972-3-6374344; electronic mail: trusts@bdo.co.il."

     2.15 Under subclause 24.1.1 of the First Trust Deed, the words "materially" shall be deleted.

     2.16 A SUBCLAUSE SHALL BE ADDED TO CLAUSE 28 OF THE FIRST TRUST DEED (REPORTING TO THE TRUSTEE), AS SPECIFIED HEREUNDER:

          "28.6 The Company shall notify the Trustee about any change in the rating of the Series A Bonds by a rating company no later than two (2) business days after having received written notice at its registered office from the rating company about the rating change as stated. For the purpose of this clause 28.6, a notice from the rating company, as shall be published in an immediate report in "Magna," shall constitute notice to the Trustee and to the holders of the Series A Bonds pursuant to the conditions of this clause, and the Company shall be released from issuing a written notice to the Trustee as stated.

          28.7 On December 31 of each year, and for as long as this Deed is in effect: a confirmation signed by the senior officeholder for financial affairs in the Company regarding the execution of payments of interest and/or payment on account of the principal, in relation to the series of Bonds that shall be issued pursuant to the Shelf Prospectus, when the payment due date thereof occurred prior to the date of the confirmation, and the payment date, as well as the balance of the par value of the Bonds of this series that are still in circulation on the determinant date for the payment.

          28.8 A copy of any document that the Company forwards to its shareholders or to the Bondholders, and particulars of any information that the Company forwards to them in any other fashion, and any additional information, at the reasonable request of the Trustee.

          28.9 Any explanation, document, calculation or information pertaining to the Company, its businesses and/or assets, within a reasonable length of time, to the Trustee and/or to those people that it shall so instruct, which shall be reasonably required, at the Trustee's discretion, for the sake of examinations being conducted by the Trustee for the purpose of protecting the Bondholders.

          28.10 Immediate notice, upon the Company becoming informed of any instance whereby an attachment is imposed on its assets, in whole or in part, as well as in any instance whereby a receiver shall be appointed for its assets, in whole or in part, as well as to immediately institute all reasonable measures, at its expense, that are necessary in order to remove such attachment or receiver.

          28.11 Notification, within 7 business days of the publication of the Company's quarterly financial statements during the 24 months subsequent to the issuance of the Series A Bonds, of the fact that no material real investments were executed, as stated above in clause 7.1.12.

          28.12 Two business days after the publication date of an Immediate Report containing a declaration of the distribution of a dividend, the Company shall deliver an accountant's confirmation to the Trustee that the said distribution of the dividend complies with the Company's undertakings as stated above in clause 4."

3. In addition to that stated above, the Series A Bonds, including the conditions in the overleaf, shall include the following concrete details:

     3.1 The registered Series 1 Bonds of NIS 1 par value each, bear fixed annual interest at the rate of 4%.

     3.2 The Principal of the Bonds, which is not linked to the consumer price index or to any other index or currency, shall be paid in a single bullet payment on December 31, 2024, whereby the Company and the holders of the Series 1 Bonds shall have the possibility of effecting an Early Redemption of the Series 1 Bonds, as specified hereunder in clause 3.3.

     3.3 The interest shall be paid in biannual payments, on the outstanding balance of the Principal, on June 30 and December 31 of each of the years 2010 through 2024, in respect of the six-month period ending on the last day prior to every payment date. The first interest payment on the Series 1 Bonds shall be paid on June 30, 2010 for the period as of the day after the tender date pursuant to the Shelf Offering Report and ending on June 29, 2010, with the interest being calculated on the basis of 365 days per year, according to the number of days in the said period. The subsequent interest payments shall be at the annual interest rate divided by the number of interest payments per year.

          The Company shall publish the interest rate that is to be paid in the first interest payment within the framework of the Immediate Report of the Results of the Offering pursuant to the Shelf Offering Report.

     3.4  The Series 1 Bonds shall be convertible into ordinary shares of NIS
          0.12 par value each of the Company on any trading date as of the registration date of the Series 1 Bonds for trading on the TASE and until December 15, 2024, in such manner that, during the period from the registration date for trading and until September 5, 2014, every NIS 80 par value of Series 1 Bonds shall be convertible into one ordinary share of NIS 0.12 par value of the Company, and subsequently, as of September 6, 2014 and until December 15, 2024, every NIS 200 par value of Series 1 Bonds shall be convertible into one ordinary share of NIS 0.12 par value of the Company. Regarding restrictions on the conversion of the Series 1 Bonds into shares as stated, see clause 6a.1.2 above.

     3.5 The Series 1 Bonds are convertible, subject to adjustments as specified in clauses 2.16.3 (a), (b) and (c)(1) of the Shelf Prospectus.

     3.6  CHANGE IN THE INTEREST RATE

          If, by March 31, 2010, the Series A Bonds shall be rated for the first time at a rating that is lower than (A-) or A3 (hereinafter: "THE DECLINE"), then the annual interest rate that the Series A Bonds shall bear shall increase at the rate of 0.3% in respect of each rating step that is lower than an (A-) or A3 rating (hereinafter: "THE AMENDED INTEREST RATE"), this, as of the issue date of the Bonds. For example: if the rating of the Series A Bonds shall be BBB+, then the annual interest rate that Series A Bonds shall bear shall increase at the rate of 0.3%. If the rating shall be lower by an additional step, then the interest rate shall increase at the rate of 0.6%, and so forth. The Company shall transfer an updated payment schedule to the Trustee with the change in the interest rate in the event of a Decline.

          It is clarified that a rise in the interest rate as a result of a Decline in rating as stated, shall be effected one time only during the entire term of the Bonds; i.e., any decline in the rating after the Decline shall not cause another change in the interest rate.

     3.7 The Company shall publish an Immediate Report regarding the initial rating assigned to the Bonds, and if the rating shall be lower than (A-) or A3, then the Amended Interest Rate that shall be paid to the holders of the Series A Bonds shall also be specified in the Immediate Report. If the announcement of the change in the rating of the Series A Bonds shall be published less than four (4) trading days prior to the determinant date for the interest payment (hereinafter: "THE NEXT INTEREST PAYMENT"), the payment of the additional interest resulting from the Decline shall be postponed, and shall be paid on the date of the subsequent interest payment (hereinafter: "THE SUBSEQUENT INTEREST PAYMENT"). As of the payment of the first interest after the Subsequent Interest Payment, and thereafter, the interest rate shall return to the Amended Interest Rate.

     3.8 It is clarified that the Subsequent Interest Payment shall be paid to the registered holder of the Bonds on the determinant date that is prior to the Subsequent Interest Payment.

     3.9 The Series 1 Bonds shall not be secured by any collateral and/or lien, with the exception of that described above in clause 2.1.

     3.10 Attached is the wording of the Series 1 Bond Certificate, which includes the aforesaid particulars, which shall be issued pursuant to the Shelf Offering Report.

     3.11 Other than the updating of the concrete conditions of the Series A Bonds and the amendments and additions as stated above, no change occurred whatsoever in the rest of the conditions of the First Trust Deed, and the First Trust Deed and the provisions thereof shall continue to apply between the parties in relation to the Series A Bonds.

     3.12 It should be noted that the update of the Trust Deed as specified in this Deed shall apply solely in relation to the Series 1 Bonds; this Deed in no way applies the conditions specified herein to other series of the Bonds that the Company may offer pursuant to the Shelf Prospectus.

     3.13 By signing this agreement, the Trustee authorizes each of the authorized signatories of the Company to report on its behalf in the Magna network about its engagement in this agreement and its signing of it.

              IN WITNESS WHEREOF, THE PARTIES HAVE HEREUNTO SIGNED:

Stamp + /S/ Yahel Shachar; /s/ Shachar Rachim
---------------------------------------------        ---------------------------
SCAILEX CORPORATION LTD.                             ZIV HAFT TRUST COMPANY LTD.

                             ATTORNEY'S CONFIRMATION

I, the undersigned, Rona Bergman Naveh, the attorney of Scailex Corporation Ltd., hereby confirm that this addendum was duly signed by the authorized signatories of Scailex Corporation Ltd., Messrs. Yahel Shachar and Shachar Rachim.

                                                     /s/ Rona Bergman Naveh
                                                     ------------------------
                                                     RONA BERGMAN NAVEH, ADV.

                            SCAILEX CORPORATION LTD.

                                 FIRST ADDENDUM
                          CERTIFICATE OF SERIES A BONDS

Issued herewith is a Bond, which is payable in a single payment in 2024 (which may redeemed early as specified hereunder), which bear annual, unlinked interest, as specified hereunder:

REGISTERED BONDS.

         Certificate number _______;

         Annual interest rate: ___%;

         Par value of this Bond: NIS ______.

         The registered holder of this Bond: _________________.

THIS CERTIFICATE attests that Scailex Corporation Ltd. ("THE COMPANY") shall pay 100% of the par value of this Bond on December 31, 2024 to whomever shall be the registered "holder" (as this term is defined in the conditions in the overleaf) of the Bond on the determinant date for that payment, all being subject to that specified in the conditions in the overleaf and the Trust Deed dated August 18, 2009 and the amendments thereto dated September 6, 2009 between the Company on the one hand and Ziv Haft Trust Company Ltd. and/or any party that shall serve from time to time as a trustee of the holders of the bonds pursuant to the Trust Deed ("THE TRUSTEE" and "THE TRUST DEED," respectively).

1. This Bond bears interest at the annual interest rate specified above, which shall be paid at the appointed time, all as specified in the conditions in the overleaf.

2. This Bond shall not be linked, all as specified in the conditions in the overleaf.

3. The Series 1 Bonds shall be convertible into ordinary shares of NIS 0.12 par value each of the Company on any trading day as of the registration date of the Series 1 Bonds for trading on the TASE and until December 15, 2024, in such manner that, during the period from the registration date for trading and until September 5, 2014, every NIS 80 par value of Series 1 Bonds shall be convertible into one ordinary share of NIS 0.12 par value of the Company, and subsequently, as of September 6, 2014 and until December 15, 2024, every NIS 200 par value of Series 1 Bonds shall be convertible into one ordinary share of NIS 0.12 par value of the Company.

4. The Series 1 Bonds are convertible subject to adjustments as specified in clauses 2.16.3 (a), (b) and (c)(1) of the Shelf Prospectus.

5. This Bond is being issued as part of Series A of Bonds, the conditions of which are identical to the conditions of this Bond ("THE RELEVANT SERIES"), being subject to the conditions in the overleaf and in the Trust Deed. It is hereby clarified that the provisions of the Trust Deed shall constitute an integral part of the provisions of this Bond, and shall be binding upon the Company and upon the holders of the bonds included in the aforesaid series.

6. The Bonds of the Relevant Series are not secured by sureties, any liens or in any other manner, all as specified in the Offering Report of the Company dated September 6, 2009, under which Bonds of the Relevant Series were offered for the first time to the public ("THE INITIAL OFFERING REPORT"), and as specified hereunder in clause 4.5.

7. To the extent not prescribed otherwise in the Initial Offering Report of the Bonds of the Relevant Series, the Company shall be allowed to pledge all of its assets and/or a portion thereof, in any lien and in any other manner, in favor of any party that it shall deem fit, without any restriction, and at any ranking, including for the securing of any bonds (or any series of bonds) or other liabilities, and without the need for the consent of the Trustee and/or of the holders of the Bonds of any series. Furthermore, the Company shall be allowed to sell, lease, deliver or transfer by any other means, its property, in whole or in part, in any manner, to the favor of any party that it shall deem fit, without the need for any consent of the Trustee and/or the holders of the Bonds in any series.

8. All of the Bonds of the Relevant Series shall be PARI PASSU, INTER SE, in relation to the Company's liabilities pursuant to the Bonds of this Series, and without any preferential or preferred right of one over the other.

                   SIGNED BY THE COMPANY ON __________________

                Stamp + /s/ Yahel Shachar; /s/ Shachar Rachim
                ------------------------------------------------
                            SCAILEX CORPORATION LTD.

                     THE CONDITIONS RECORDED IN THE OVERLEAF

1.   GENERAL

     The following expressions shall have the following meanings in this Series A Bond, unless the context dictates otherwise:

     "THE COMPANY" and/or "THE
     ISSUER"                            Scailex Corporation Ltd.;

     "THE TRUST DEED" or "THE           Trust deed signed between the Company
     FIRST TRUST DEED"                  and the Trustee on August 18, 2009,
                                        including the addenda, amendments and
                                        supplements thereto, which constitute
                                        an integral part thereof;

     "THE PROSPECTUS" or "THE           Shelf prospectus of the Company, which
     SHELF PROSPECTUS"                  was published, inter alia, in respect of
                                        the Bonds;

     "SHELF OFFERING REPORT"            Shelf offering to be published pursuant
     or "OFFERING REPORT"               to the Shelf Prospectus, in conformity
                                        with the provisions of the Securities
                                        Act, 5728 - 1968, in which Bonds of the
                                        Relevant Series shall be offered, while
                                        determining all of the special
                                        particulars for that offering;

     "REPORT OF THE INITIAL             An offering report under which Bonds of
     OFFERING OF THE RELEVANT           the Relevant Series shall be offered for
     SERIES"                            the first time;

     "THE BONDS" or "THE BOND"          Series A Bonds;

     "THE TRUSTEE"                      Ziv Haft Trust Company Ltd. and/or any
                                        party that shall serve from time to time as a trustee of the Bondholders pursuant to this Deed;

     "THE REGISTER FOR THE              Register of the holders of the Bonds of
     RELEVANT SERIES"                   the same series, as stated in clause 25
                                        of the Trust Deed;

     "HOLDERS OF THE BONDS"
     and/or "THE BONDHOLDERS"
     and/or "THE HOLDERS"               Any party holding the Bonds;

     "SPECIAL RESOLUTION"               Resolution passed during a general
                                        assembly of Bondholders of the Relevant
                                        Series, during which Holders of at least fifty-five percent (55%) of the balance of the par value of the Bonds in circulation of that series are present, either in person or by proxy, or during a postponed assembly during which
                                        Holders of at least ten percent (10%) of the said balance are present, either in person or by proxy, which was passed
                                        (whether during the original assembly or during the postponed assembly) by a majority of at least seventy-five percent (75%) of all votes of the voters, excluding abstentions;

     "THE BOND CERTIFICATE"             Bond certificate of the Relevant Series,
                                        the version of which appears in the
                                        First Addendum to the Trust Deed;

     "THE LAW" or "THE SECURITIES ACT"  The Securities Act, 5728 - 1968, and the
                                        regulations instituted pursuant thereto
                                        from time to time;

     "THE COMPANIES ACT"                The Companies Act, 5759 - 1999;

     "PRINCIPAL"                        The outstanding par value of the Bonds
                                        of the Relevant Series;

     "TRADING DAY"                      Any day on which transactions are
                                        carried out on the Tel-Aviv Stock
                                        Exchange Ltd.;

     "BUSINESS DAY" or                  Any day that most of the banks in Israel
     "BANKING BUSINESS DAY"             are open for business;

     "BUSINESS DAY ABROAD"              Any day on which a quotation of base
                                        interest is determined, relating to
                                        foreign currency, which is published in
                                        the Reuters information service, or any
                                        other source of information that shall
                                        be specified in the Initial Offering
                                        Report of the Bonds of the Relevant
                                        Series;

     "THE TASE"                         The Tel-Aviv Stock Exchange Ltd.;

     "THE NOMINEE COMPANY"              The Nominee Company of Israel Discount
                                        Bank Ltd.;

     "THE TASE CLEARING HOUSE"          The clearing house of the Tel-Aviv Stock
                                        Exchange Ltd.

2. This Bond is one of a Series of registered Series A Bonds at the inclusive nominal sum of up to NIS 4,000,000,000 for each relevant series. The Bonds in This Series shall be issued PARI PASSU, INTER SE, without any preferential or preferred right of one over the other.

3. This Bond is payable (Principal) in a number of payments, which shall be paid on each of the dates as shall be specified in the Initial Offering Report, under which the Bond shall be offered, but on not more than one date per quarter. The absence of linkage and the type of interest on the Principal of the Series A Bonds to be issued shall be specified in the Offering Report under which the Bond shall be offered for the first time. The interest rate on the Principal of the Bond shall be determined during a tender, pursuant whereto its initial offering shall be conducted. The interest on the Bond Principal shall be paid annually in two biannual payments, all as shall be specified in the Offering Report under which the Bond shall be offered for the first time. The dates and number of payments of the Principal, the absence of linkage, the type of interest, the interest rate or method for determining it, and the interest payment dates of the Bond, as shall be specified in the Offering Report under which the Bond shall be offered for the first time, shall be determined by the Company prior to the initial offering of the Bond.

4.   PAYMENT DATE OF THE BOND PRINCIPAL

     The Principal of the Bonds, which is not linked to the consumer price index or to any other index or currency, shall be paid in a single bullet payment on December 31, 2024.

     4.1  FORCED EARLY REDEMPTION OF THE SERIES 1 BONDS

          The Company shall be entitled to effect a full forced Early Redemption of all of the Series 1 Bonds (hereinafter: "EARLY REDEMPTION OF SERIES 1"), according to the following mechanism:

          4.1.1 By no later than August 6, 2014, the Company shall publish an Immediate Report that it has resolved to effect an Early Redemption of Series 1 on September 7, 2014 (hereinafter: "THE DATE OF THE EARLY REDEMPTION OF SERIES 1"), with a copy to the Trustee for the Series 1 Bonds. The Company shall also report the interest that accrued up until the Date of the Early Redemption of Series 1 in the Immediate Report as stated.

          4.1.2 On the Date of the Early Redemption of Series 1, the Company shall pay the sum of the Principal of the Bonds, with the addition of the interest that accrued in respect of the outstanding balance of the Series 1 Bonds up until the Date of the Early Redemption of Series 1.

          4.1.3 The Company shall transfer the funds required for the purpose of the Early Redemption of Series 1 to the Nominee Company, this in accordance with the bylaws of the TASE Clearing House.

     4.2  VOLUNTARY REDEMPTION BY THE HOLDERS OF THE SERIES 1 BONDS

          4.2.1 VOLUNTARY REDEMPTION NOTICE

               If the Company shall not publish an Immediate Report regarding an Early Redemption of Series 1 by August 6, 2014, as specified above in clause 3.3, then, on that day; i.e., on August 6, 2014, the Company shall publish an Immediate Report and an advertisement in two Hebrew-language daily newspapers circulated in Israel regarding the entitlement of holders of the Series 1 Bonds to voluntarily redeem the Bonds on September 7, 2014 (hereinafter: "VOLUNTARY REDEMPTION OF SERIES 1").

               During the period between August 21, 2014 and September 7, 2014, a holder of the Series 1 Bonds shall not be able to effect a conversion into shares of the Company pursuant to clause 4.4.1 above, and this shall also be specified in the above-mentioned Immediate Report.

          4.2.2 Any holder of Series 1 Bonds desiring to effect a Voluntary Redemption of Series 1 shall be entitled to do so by written notice (hereinafter: "VOLUNTARY REDEMPTION NOTICE"), which the bondholder must deliver to the Company during the period between the publication date of the Immediate Report as stated above in clause 3.4.1 and August 26, 2014, at its registered office or at any other location that the Company shall so advise in the Immediate Report and/or in the advertisement in the two daily newspapers as stated above.

          4.2.3 A Voluntary Redemption Notice of a holder of Series 1 Bonds through the TASE members must be delivered to the TASE member, through which the bondholder is holding the Bonds that it wishes to redeem, which shall be delivered by it to the Company within the period between the publication date of the Immediate Report as stated above in clause 4.2.1 and August 26, 2014.

          4.2.4 Pursuant to the bylaws of the TASE Clearing House, the following provisions shall apply to the delivery of Voluntary Redemption Notices of Series 1:

               4.2.4.1 Written notice from the TASE member must be received at the TASE Clearing House by six trading days prior to the Voluntary Redemption date of Series 1, separately for each secondary account, in which the TASE member shall specify the quantity in respect whereof the early Voluntary Redemption of Series 1 is being requested, and shall attach thereto a certificate of exemption from withholding tax at source, if any.

                    An application for a Voluntary Redemption of Series 1, which relates to a quantity of Series 1 Bonds that exceeds the quantity registered to the credit of the TASE member in the secondary account to which the application relates, shall not be effected at all and shall be returned to the sending TASE member, specifying the reason for the return.

               4.2.4.2 No later than the second trading day after the day on which the TASE Clearing House received a notice as stated above from the TASE member, as specified above in subclause
                    (1), the Clearing House shall deliver a notification to the Nominee Company of Israel Discount Bank Ltd., which shall specify the inclusive par value of the Bonds in respect whereof applications for Voluntary Redemption of Series 1 were submitted, attaching the certificates of exemption from withholding tax at source.

               4.2.4.3 this clause was a duplicate of 4.2.4.2 - I assumed you meant the following text (from the Trust Deed) No later than the second trading day after the day on which the TASE Clearing House delivered a notification to the Nominee Company of Israel Discount Bank Ltd. as specified above in subclause 4.2.4.2, the Nominee Company of Israel Discount Banks Ltd. shall deliver a notification to the Company, which shall specify the inclusive par value of the Series 1 Bonds in respect whereof Voluntary Redemption Notices for Series 1 were submitted, attaching the certificates of exemption from withholding tax at source.

                    On the Voluntary Redemption Date of Series 1, the Company shall redeem the Series 1 Bonds in respect whereof Voluntary Redemption Notices were submitted, in such manner that the holder of the said Series 1 Bonds shall be entitled to receive from the Company the sum of NIS 1 in respect of each NIS 1 of Bonds that shall be redeemed by the Company on the said date, with the addition of the accrued and as yet unpaid interest.

                    A Voluntary Redemption Notice of Series 1 submitted to the Company or to the TASE members cannot be cancelled or changed.

          4.2.5 The sum of the Voluntary Redemption of Series 1 shall be paid to the Bondholders by the Trustee, by way of the execution of a bank transfer to the Nominee Company of Israel Discount Bank Ltd., according to the particulars that the Company shall issue to the Trustee as stated hereunder, out of the funds deposited in the Escrow Account, according to the written instructions to be received from the Company, which shall include the date for transfer of the funds, the destination thereof, as well as any other particular that shall be required in order to enable the Trustee to carry out the transfer, attaching a calculation of the sum that must be paid, as specified above in clause 4.2.4(3). In the event that the balance of the funds in the Escrow Account shall be less than the Obligatory Value of the Bonds, the Company shall transfer to the Escrow Account the sum equivalent to the difference between the Obligatory Value of the Bonds and the funds in the Escrow Account at that time that the Trustee is required to transfer as stated above in this subclause. The Trustee and the Company shall transfer the funds required for the purpose of the Voluntary Redemption of Series 1 to the Nominee Company of Israel Discount Bank Ltd. in conformity with the bylaws of the TASE Clearing House. The Company shall provide any assistance to the Trustee that might be required in order to enable it to render the payment in its entirety and on time, including the timely transfer to the Trustee of details of the sums, the dates and any other detail that is required in order to effect the Voluntary Redemption of Series 1 as stated.

     4.3  FORCED EARLY REDEMPTION OF THE BONDS

          The Company undertakes that, in the event that the Partner Share Acquisition Transaction shall not be closed by the Deadline, i.e., by March 31, 2010, it shall call the Series 1 Bonds for a forced Early Redemption, and the following provisions shall apply.

          If the Company shall not publish an Immediate Report regarding the Closing of the Partner Share Acquisition Transaction by the Deadline; i.e., by March 31, 2010, the Company shall effect a full forced Early Redemption of all of the Series 1 Bonds (hereinafter: "EARLY REDEMPTION"), according to the following mechanism:

          4.3.1 On April 1, 2010, the Company shall publish an Immediate Report that the Partner Share Acquisition Transaction was not closed, and about the effecting of an Early Redemption to the bondholders, with a copy to the Trustee, with the determinant date for the implementation thereof to be specified in the Immediate Report, which shall be no less than 30 days and no more than 45 days prior to the implementation of the Early Redemption. The date of the Early Redemption shall not occur during the period between the determinant date for the payment of interest in respect of the Bonds and the actual payment date of the interest. The Company shall also report the interest that accrued up until the date of the Early Redemption in the Immediate Report as stated.

          4.3.2 On the date of the Early Redemption, the Company shall pay the sum of the Principal of the Bonds, with the addition of the interest that accrued in respect of the outstanding balance of the Bonds up until the date of the Early Redemption (hereinafter:
               "THE OBLIGATORY VALUE").

          4.3.3 The sum of the Early Redemption shall be paid to the Bondholders by the Trustee, by way of the execution of a bank transfer to the Nominee Company of Israel Discount Bank Ltd., according to the particulars that the Company shall issue to the Trustee as stated hereunder, out of the funds deposited in the Escrow Account, according to the written instructions that shall be received from the Company, which shall include the date for transfer of the funds, the destination thereof, as well as any other particular that shall be required in order to enable the Trustee to carry out the transfer, attaching a calculation of the sum that must be paid, as specified above in clause 4.3.2. In the event that the balance of the funds in the Escrow Account shall be less than the Obligatory Value of the Bonds, the Company shall transfer to the Escrow Account the sum equivalent to the difference between the Obligatory Value of the Bonds of the Relevant Series and the funds in the Escrow Account at that time. The Trustee and the Company shall transfer the funds required for the purpose of the forced Early Redemption to the Nominee Company in conformity with the bylaws of the TASE Clearing House. The Company shall provide any assistance to the Trustee that might be required in order to enable it to render the payment in its entirety and on time, including the timely transfer to the Trustee of details of the sums, the dates and any other detail that is required in order to effect the forced Early Redemption as stated.

     4.4  VOLUNTARY REDEMPTION

          In the event that the Company shall close the Partner Share Acquisition Transaction by the Deadline; i.e., by March 31, 2010, without a rating for the Series 1 Bonds having been received by that date, the Holders of the Series 1 Bonds shall be entitled to an Early Redemption of the Bonds that they are holding (hereinafter: "VOLUNTARY REDEMPTION"), according to the following mechanism:

          4.4.1 VOLUNTARY REDEMPTION NOTICE

               On April 1, 2010, the Company shall publish an Immediate Report and an advertisement in two Hebrew-language daily newspapers circulated in Israel regarding the entitlement of Holders of the Series 1 Bonds to voluntarily redeem the Bonds on May 2, 2010.

          4.4.2 It shall be possible to deliver an Early Redemption Notice as of the date that the Company shall deliver a notice as stated regarding the date for notifying of an Early Redemption, subject to that stated hereunder. A Voluntary Redemption Notice of a holder of Bonds that are registered under its name in the Register of Bondholders of the Relevant Series, must be delivered to the Company within the period from the publication date of the Immediate Report as stated above in clause 4.4.1 and April 18, 2010, at its registered office or at any other location that the Company shall so advise in the Immediate Report and/or in the advertisement in the two daily newspapers as stated above.

          4.4.3 A Voluntary Redemption Notice of a bondholder through the TASE members must be delivered to the TASE member through which the Bondholder is holding the Bonds that it wishes to redeem by April 18, 2010.

          4.4.4 Pursuant to the bylaws of the TASE Clearing House, the following provisions shall apply to the delivery of Voluntary Redemption
               Notices:

               4.4.4.1 Written notice from the TASE member must be received at the TASE Clearing House by six trading days prior to the Voluntary Redemption date, separately for each secondary account, in which the TASE member shall specify the quantity in respect whereof the early Voluntary Redemption is being requested, and shall attach thereto a certificate of exemption from withholding tax at source, if any.

               4.4.4.2 An application for a Voluntary Redemption, which relates to a quantity of Bonds that exceeds the quantity registered to the credit of the TASE member in the secondary account to which the application relates, shall not be effected at all and shall be returned to the sending TASE member, specifying the reason for the return.

               4.4.4.3 No later than the second trading day after the day on which the TASE Clearing House received a notice as stated above from the TASE member, as specified above in subclause
                    (a), the Clearing House shall deliver a notification to the Nominee Company of Israel Discount Bank Ltd., which shall specify the inclusive par value of the Bonds in respect whereof applications for Voluntary Redemption were submitted, attaching the certificates of exemption from withholding tax at source.

               4.4.4.4 No later than the second trading day after the day on which the Clearing House delivered a notification to the Nominee Company of Israel Discount Bank Ltd. as specified above in subclause (b), the Nominee Company shall deliver a notification to the Company, which shall specify the inclusive par value of the Bonds in respect whereof applications for Voluntary Redemption were submitted, attaching the certificates of exemption from withholding tax at source.

               4.4.4.5 On the Voluntary Redemption Date, the Company shall redeem the Bonds in respect whereof Voluntary Redemption Notices were submitted, in such manner that the Holder of the said Bonds shall be entitled to receive from the Company the sum of NIS 1 in respect of each NIS 1 of Bonds that shall be redeemed by the Company on the said date (with the addition of the accrued and as yet unpaid interest).

               4.4.4.6 A Voluntary Redemption Notice submitted to the Company or to the TASE members cannot be cancelled or changed.

          4.4.5 The sum of the Voluntary Redemption shall be paid to the Bondholders by the Trustee, by way of the execution of a bank transfer to the Nominee Company of Israel Discount Bank Ltd., according to the particulars that the Company shall issue to the Trustee as stated hereunder, out of the funds deposited in the Escrow Account, according to the written instructions to be received from the Company, which shall include the date for transfer of the funds, the destination thereof, as well as any other particular that shall be required in order to enable the Trustee to carry out the transfer, attaching a calculation of the sum that must be paid, as specified above in clause 4.4.4(e). In the event that the balance of the funds in the Escrow Account shall be less than the Obligatory Value of the Bonds, the Company shall transfer to the Escrow Account the sum equivalent to the difference between the Obligatory Value of the Bonds of the Relevant Series and the funds in the Escrow Account at that time. The Trustee and the Company shall transfer the funds required for the purpose of the Voluntary Redemption to the Nominee Company of Israel Discount Bank Ltd. in conformity with the bylaws of the TASE Clearing House. The Company shall provide any assistance to the Trustee that might be required in order to enable it to render the payment in its entirety and on time, including the timely transfer to the Trustee of details of the sums, the dates and any other detail that is required in order to effect the Voluntary Redemption as stated.

     4.5 The total immediate net consideration (i.e., net of commissions) that the Company shall receive in respect of the issuance of the Series A Bonds shall be deposited in an escrow account, which shall be opened in one of the five major banks in Israel and shall not be transferred to the Company for its use until the conditions for the Closing of the Partner Share Acquisition Transaction as stated have been fulfilled, according to the following mechanism:

          4.5.1 The Trustee shall open a bank account under its name at one of the five major banks in Israel, at its discretion, provided that a bank as stated shall have a rating of at least (AA), to which the issue coordinator shall transfer the total immediate net proceeds that the Company shall receive in respect of the issuance of the Series A Bonds, and this sum shall be invested in shekel deposits or in shekel bonds issued by the State of Israel or in short-term loans issued by the State of Israel, according to the Company's instructions (hereinafter: "THE ESCROW ACCOUNT" and "THE DEPOSIT," respectively). The Trustee shall have sole signatory rights in the Escrow Account in relation to any operation in this account, including with respect to the withdrawal of monies from this account. Notwithstanding that stated, it is clarified that the policy for investing the funds in the Escrow Account for Series A is the sole responsibility of the Company, and the Trustee for Series A shall not be responsible for any loss or damage that might be caused as a result of investment operations as stated that shall be carried out according to the Company's instructions.

          4.5.2 The funds, securities being deposited in the Escrow Account, and all of the Company's rights in the Escrow Account shall be pledged in favor of the Trustee for the Holders of the Series A Bonds under a first-ranking fixed lien, and, concurrent with the transfer of the Deposit to the Escrow Account, the Company shall issue the following documents to the Trustee:

               4.5.2.1 an original lien registration certificate from the
                    Registrar of Companies on the funds, the securities being deposited in the Escrow Account and all rights of the Company in the Escrow Account in favor of the Trustee; all documents submitted to the Registrar of Companies for the purpose of registration of the lien, including the form "Particulars of Mortgages and Liens," with the first page of each document being stamped with the "received" stamp of the Registrar of Companies; a summary of the particulars of the Company's liens, subsequent to the registration of the lien, which specifies the lien that was registered and every other lien that the Company has; i.e., thus enabling the Trustee to verify that no lien is registered with the Registrar of Companies that contradicts the aforesaid lien. It is clarified that the lien registration certificate as stated shall be issued to the Trustee within 5 Business Days of the signing date of the lien documents.

               4.5.2.2 Confirmation from the bank acknowledging that the funds, the securities being deposited in the Escrow Account and all of the Company's rights in the Escrow Account are pledged in favor of the Trustee, and that the bank shall not have any rights of offset or lien in relation to the funds and securities that are being held and that shall be held in the Escrow Account.

          4.5.3 As long as the preconditions for the Closing of the Partner Share Acquisition Transaction have not been fulfilled up until the Deadline, the purpose of the Deposit is to guarantee the repayment of the Principal of the Series A Bond to the Bondholders, and this, in the event that the preconditions for the Closing of the Partner Share Acquisition Transaction shall not be fulfilled by the Deadline.

          4.5.4 The Trustee shall operate the Deposit as follows: upon receiving notification from the Company that all preconditions for the Closing of the Partner Share Acquisition Transaction have been fulfilled, then, subject to the signing of the lien document, as specified hereunder in clause 3.5, the Trustee shall sign the order to transfer the Deposit to the account specified by the Company, inclusive of profits and after deducting tax and expenses in respect of account management, the Trustee's fee, and expenses incurred in accordance with the Trust Deed, to the extent accumulated up until that time. To dispel any doubt, it is clarified that, for the purpose of approving the transfer of the Deposit to the Company, the Trustee is relying solely on the Company's notification that all preconditions have been fulfilled for the Closing of the Partner Share Acquisition Transaction by the Deadline, and the Trustee is not required to verify whether the preconditions indeed had actually been fulfilled. The Trustee shall be present at the time of the Closing of the Partner Share Acquisition Transaction in order to enable the performance of its operations in conformity with the Trust Deed at that time. The Company shall notify the Trustee three Business Days in advance of the expected transfer date of the funds.

     4.6 If all of the preconditions stated above in clause 4.3 shall be fulfilled regarding the release of all of the funds from the Escrow Account in respect of the Series A Bonds, and in the event of a Voluntary Redemption as stated above in clause 4.4, in which only a portion of the bonds has been redeemed, and a balance remains in the Escrow Account, the Holders of the bonds are hereby instructing the Trustee, by way of an irrevocable instruction, to transfer the entire balance of funds of the Deposit to the Company, and for this purpose, to sign all documents required for the removal of the lien on the Escrow Account and for the transfer of the funds of the Deposit to the Company. Shortly after the transfer of the funds as stated, the Trustee shall take action to close the Escrow Account.

     4.7 To dispel any doubt, it is hereby clarified that the Trustee is under no obligation to examine, and in fact, the Trustee did not examine, the economic value of the collateral that was provided and/or that shall be provided (if any) to guarantee the payments to the Holders of the Series A Bonds. Upon engaging in the Trust Deed and consenting to serve as the Trustee for the Holders of the Series A Bonds, the Trustee is not expressing its opinion, whether explicitly or implied, regarding the economic value of the collateral that was provided and/or shall be provided (if any) by the Company. Furthermore, the Trustee is not expressing its opinion regarding the Company's ability to fulfill its undertakings towards the Holders of the Series A Bonds. That stated shall in no way derogate from the Trustee's obligations by law and/or pursuant to the Trust Deed, and shall in no way derogate from the Trustee's duty (to the extent that such duty applies to the Trustee pursuant to any law) to examine the impact of changes in the Company as of the date of this Shelf Offering Report and thereafter, to the extent that any such changes might adversely affect the Company's ability to fulfill its undertakings towards the Holders of the Series A Bonds. That stated shall in no way derogate from the Trustee's obligations by law and/or pursuant to the Trust Deed.

5.   ABSENCE OF LINKAGE BASES ON THE BOND PRINCIPAL AND INTEREST

     The Principal and Interest on the bonds are not linked to the consumer price index or to any other index or currency.

6.   THE INTEREST ON THE SERIES A BONDS

     6.1 The registered Series 1 Bonds of NIS 1 par value each, bear fixed annual interest at the rate of 4%.

     6.2 The interest shall be paid in biannual payments, on the balance of the outstanding Principal, on March 31 and on September 30 of each of the years 2010 through 2024, in respect of the six-month period ending on the last day prior to every payment date. The first interest payment on the Series A Bonds shall be paid on June 30, 2010 for the period as of the day after the tender date pursuant to the Shelf Offering Report and ending on June 29, 2010, with the interest being calculated on the basis of 365 days per year, according to the number of days in the said period. The subsequent interest payments shall be calculated according to the annual interest rate divided by the number of interest payments per year.

          The Company shall publish the interest rate that shall be paid in the first interest payment in the Immediate Report of the Results of the Issue pursuant to the Shelf Offering Report.

     6.3 The determinant date regarding the payment of interest to the owner of the Series A Bonds will be at the end of June 18 and December 19 of each year, as the case may be, just prior to the date of the interest payment.

     6.4 The interest on the Principal of the Bonds of the Relevant Series shall be calculated as of the first day of the first interest period. On that day, the Company shall file an Immediate Report specifying the interest rate that shall be paid in respect of the first interest period, being calculated as stated above.

     6.5 The last payment of interest on the Principal of the Bonds of the Relevant Series shall be paid, together with the last payment on account of the Principal on the Bonds of the same series, this against the delivery of the Bond Certificates of that series to the Company.

          If, by March 31, 2010, the Series A Bonds shall be rated for the first time at a rating that is lower than (A-) or A3 (hereinafter: "THE DECLINE"), then the annual interest rate that the Series A Bonds shall bear shall increase at the rate of 0.3% in respect of each rating step that is lower than an (A-) or A3 rating (hereinafter: "THE AMENDED INTEREST RATE"), this as of the issue date of the Bonds. For example: if the rating of the Series A Bonds shall be BBB+, then the annual interest rate that Series A Bonds shall bear shall increase at the rate of 0.3%. If the rating shall be lower by an additional step, then the interest rate shall increase at the rate of 0.6%, and so forth. The Company shall transfer an updated payment schedule to the Trustee with the change in the interest rate in the event of a Decline.

          It is clarified that a rise in the interest rate as a result of a Decline in rating as stated, shall be effected one time only during the entire term of the Bonds; i.e., any decline in the rating after the Decline shall not cause another change in the interest rate.

     6.6 The Company shall publish an Immediate Report regarding the initial rating assigned to the Bonds, and if the rating shall be lower than (A-) or A3, then the Amended Interest Rate that shall be paid to the Holders of the Series A Bonds shall also be specified in the Immediate Report. If the announcement of the change in the rating of the Series A Bonds shall be published less than four (4) trading days prior to the determinant date for the interest payment (hereinafter: "THE NEXT INTEREST PAYMENT"), the payment of the additional interest resulting from the Decline shall be postponed, and shall be paid on the date of the subsequent interest payment (hereinafter: "THE SUBSEQUENT INTEREST PAYMENT"). As of the payment of the first interest after the payment of the Subsequent Interest Payment, and thereafter, the interest rate shall return to the Amended Interest Rate.

7.   THE PAYMENTS OF PRINCIPAL AND INTEREST OF THE BONDS

     7.1 The payments on account of the interest and/or the Principal of the Bonds of the Relevant Series, which shall be offered pursuant to the Shelf Prospectus, shall be paid to the persons whose names shall be registered in the Register for that same series on the dates as shall be specified in the Initial Offering Report of that series, in conformity with the provisions of the TASE regulations as they shall be at that time ("THE DETERMINANT DATE IN THE RELEVANT SERIES"), except for the last payment of the Principal and interest, which shall be rendered against the delivery of the Bond Certificates of that series to the Company at the Company's registered office, or at any other location that the Company shall so instruct, no later than five
          (5) Business Days prior to the final payment date.

          It is hereby clarified that any party that is not registered in the Register for the Relevant Series on the Determinant Date in the Relevant Series shall not be entitled to a payment of interest in respect of the interest period that began prior to that date.

     7.2 In any instance whereby the payment due date on account of Principal and/or interest shall fall on a day other than a Business Day, the payment date shall be postponed until the first subsequent Business Day, without any additional payment, and "the Determinant Date" for the purpose of determining entitlement to redemption or to interest shall not change as a result.

     7.3 Any payment on account of Principal and/or interest, which shall be paid in arrears that exceeds seven (7) Business Days after the payment due date according to the Bond conditions as stated, for reasons depending upon the Company, shall bear arrears interest (as this term is defined hereunder) as of the payment due date until the actual payment date. To the extent that there are a number of arrears in payments as stated, the total number of days in arrears (cumulatively) during the period that the Bond Series is in circulation, in respect whereof the Company shall not pay arrears interest, shall not exceed 21 Business Days.

     7.4 In this regard, the rate of the arrears interest means the maximum interest rate that shall be in effect at that time at Bank Leumi Le-Israel Ltd. in respect of debit balances in current loan accounts or in current accounts in Israeli currency having no credit framework in effect, whichever is higher, which shall be calculated according to the number of days of the actual delay. In the event of arrears in payment as state above, the Company shall announce the interest rate, including the arrears interest as stated, in an Immediate Report two
          (2) trading days prior to the actual payment date.

     7.5 The payment to those entitled shall be rendered by way of checks or bank transfer to the credit of the bank account of those persons whose names shall be listed in the Register for the Relevant Series, and which shall be specified in particulars to be timely delivered in writing to the Company, according to that stated in clause 5.6 hereunder. If the Company shall be unable to pay any sum to those entitled thereto, for a reason not dependent upon the Company, the provisions of clause 12 of the Trust Deed shall apply.

     7.6 A Holder of the Bonds of the Relevant Series shall notify the Company of the bank account details for crediting payments to that Holder according to the Bonds of that Series as stated above, or about any change in the said account details or in its address, as the case may be, by written notice sent by registered mail to the Company. The Company shall be required to act according to the Holder's notice regarding a change as stated, once fifteen (15) Business Days have elapsed since the arrival of the Holder's notice to the Company.

     7.7 If a Bondholder entitled to a payment as stated did not deliver details about its bank account in timely fashion to the Company, any payment on account of the Principal and the interest shall be rendered by check, which shall be sent by registered mail to its last address registered in the Register for the Relevant Series. The mailing of a check to an entitled Bondholder by registered mail as stated shall be deemed, for all intents and purposes, to be payment of the sum quoted therein on the date of its dispatch at the post office, provided that, upon proper presentation for collection, it shall be paid.

     7.8 Any compulsory payment, to the extent required by law shall be deducted from any payment in respect of the Bonds of the Relevant Series.

8.   SURETY

     The Series 1 Bonds shall not be secured by any collateral and/or lien, with the exception of that described above in clause 4.5.

9.   CONVERSION RIGHT OF THE SERIES 1 BONDS ("THE CONVERTIBLE BONDS")

     9.1  THE CONVERSION TERMS

          9.1.1 On any trading day as of the date that each of the series of Convertible Bonds are registered for the first time for trading on the TASE and until a number of days prior to the end of the period of the Bonds of that series, in accordance with the TASE directives as they shall be on the date of the Initial Offering Report of that series, and as shall be specified in the said Offering Report ("THE CONVERSION PERIOD," and any trading day as stated shall be called hereinafter: "THE CONVERSION DAY," and the last day of the Conversion Period shall be called hereinafter:
               "THE EXPIRATION OF THE CONVERSION PERIOD"), with the exception of a number of days prior to the determinant date for a partial redemption, in accordance with the TASE regulations and directives as they shall be on the date of the said Offering Report and until the execution date of the partial redemption, the balance of the Principal of the Convertible Bonds of that series that are in circulation at that time shall be convertible into registered fully-paid up ordinary shares of NIS 0.12 par value each of the Company ("THE CONVERTED SHARES") according to a conversion rate that shall not diminish from the par value of ordinary shares of the Company on the date of the said Offering Report ("THE CONVERSION RATE"), subject to adjustments as specified hereunder, and in the manner and under the conditions as shall be specified in the said Offering Report.

          9.1.2 Any holder of the Convertible Bonds of any series desiring to convert the balance of the par value of the Principal of the Convertible Bonds of that series that it is holding into Converted Shares ("THE CONVERTER") shall submit a written application, on a form to the determined by the Company, either directly to the Company at its registered office (in the instance whereby those Bonds are registered under the Converter's name in the register of that series), or through the TASE member (in the instance whereby those Bonds are being held by the Converter through that TASE member) on the Conversion Days, and, in any event, until the Expiration of the Conversion Period relative to that series, and attaching the Certificates of the Convertible Bonds relating to the application ("THE CONVERSION NOTICE").

          9.1.3 The conversion of the balance of the par value of the Principal of a number of Convertible Bonds from the same series that are registered under the name of the same Holder may be applied for in a single Conversion Notice, and, in such instance, all of the Certificates of the Convertible Bonds relating to that Conversion Notice must be attached thereto.

          9.1.4 In the event of conversion of the Convertible Bonds into shares in accordance with this clause in relation to only a portion of the total par value of the Convertible Bonds registered in a single Bond Certificate, the Convertible Bond Certificates must first be split into the number of Bond Certificates necessary for that purpose so that the total of the sums of the par value of the Bonds registered therein shall be equal to the total par value of the Bond Certificate that shall be split as stated.

          9.1.5 The Conversion Notice forms may be obtained at the registered office of the Company and at any other location that the Company shall so notify.

          9.1.6 The Converter shall sign any document at any time that shall be required by law and according to the Company's instructions for the purpose of the allotment of the Converted Shares. The conversion date shall be deemed the day on which the Company receives a Conversion Notice directly from the Converter (in respect of Bonds directly held) or the day on which the TASE Clearing House receives a notice from the TASE member of conversion of the Convertible Bonds (in respect of Bonds held through the Nominee Company), which fulfills all conditions specified above, as the case may be ("THE CONVERSION DATE").

          9.1.7 If the Converter does not fulfill all conditions for conversion of the Convertible Bonds in their entirety, the Conversion Notice shall be deemed null and void, and the Certificates of the Convertible Bonds that were attached to that Conversion Notice shall be returned to the applicant.

          9.1.8 A Conversion Notice submitted to the Company cannot be cancelled or changed.

          9.1.9 The Converter shall not be entitled to allot a portion of one Converted Share; however, all fractions of Converted Shares that shall be created at the time of conversion, if any, shall be sold on the TASE by a trustee to be appointed for this purpose by the Company, within thirty (30) days after these fractions accumulated into whole shares at an acceptable quantity for sale on the TASE, considering the costs involved therein, and the net proceeds from the sale thereof shall be divided among those entitled accordingly, within fifteen (15) days of the date of the sale. A check shall not be sent to a single entitled Converter as stated for a sum that is less than NIS 50; such sum may be collected from the Company's offices during regular workdays and office hours. An entitled Converter as stated, who shall not come to the Company's offices to collect such sum within twelve (12) months of the date of the sale, shall lose its right to this sum.

          9.1.10 Converted Shares shall vest the owners thereof with all rights to participate in all dividends and other distributions, with the date that determines the right to receive them being the Conversion Date or thereafter; Converted Shares shall have equal rights, in all aspects, to the ordinary shares of NIS 0.12 par value existing in the Company's share capital at that time.

          9.1.11 The Convertible Bonds that were converted shall be removed from circulation on their Conversion Date and shall be completely nullified, retroactively to the Conversion Date, as of the allotment date of the Converted Shares in respect thereof, and shall not vest any right to any interest whatsoever after the last interest payment date, when the determinant date in respect thereof falls prior to the Conversion Date.

          9.1.12 Any portion of the Convertible Bonds from any series that shall not be converted by the Expiration of the Conversion Period relative to that series shall no longer vest any right whatsoever to the bondholder to convert it into Converted Shares, and the conversion right in respect thereof shall be null and void as of that date.

     9.2  CONVERSION TIMETABLES

          By bylaws of the TASE Clearing House, as they shall be on the actual Conversion Day, shall apply to conversions of the Convertible Bonds.

          The Company shall allot Certificates in respect of the Converted Shares that are due to each Converter within one trading day of the Conversion Date, and, upon receiving clearance to register the allotted Converted Shares for trading on the TASE, the Company shall take action to register the Converted Shares for trading on the TASE within three (3) days of the aforesaid date.

     9.3 PROVISIONS PROTECTING HOLDERS OF CONVERTIBLE BONDS DURING THE CONVERSION PERIOD

          9.3.1 DISTRIBUTION OF BONUS SHARES

               If the Company shall distribute bonus shares after the date of the Initial Offering Report of any series of the Convertible Bonds and until the Expiration of the Conversion Period relative to that series, the rights of the holders of the Convertible Bonds of that series shall be preserved, in the manner specified hereunder:

               9.3.1.1 Subsequent to the date determining the entitlement to participate in the said distribution, the number of Converted Shares to which a holder of the Convertible Bonds of that series shall be entitled upon the conversion thereof shall increase, by adding the number of shares to which the said holder would have been entitled as bonus shares had he converted its Convertible Bonds immediately prior to the said determinant date.

               9.3.1.2 A holder of the Convertible Bonds shall not be entitled to allot a portion of a bonus share according to that stated above; however, all fractions of bonus shares that shall be created at the time of the allotment and that shall accumulate into whole shares shall be sold on the TASE by a trustee to be appointed for this purpose by the Company, within thirty (30) days of the said allotment date, and the net proceeds (after deducing selling expenses and compulsory payments and levies) shall be divided among those entitled within fifteen (15) days of the date of the sale. A check shall not be sent to a single entitled holder for a sum that is less than NIS 50; such sum may be collected from the Company's offices during regular workdays and office hours. An entitled holder as stated, who shall not come to the Company's offices to collect such sum within twelve (12) months of the date of the sale, shall lose its right to this sum.

               9.3.1.3 Subject to that stated in the TASE regulations and directives, the adjustment method may not be amended.

          9.3.2 RIGHTS ISSUE

               If, as of the date of the Initial Offering Report of any series of the Convertible bonds and up until the Expiration of the Conversion Period relative to that series, the Company shall offer securities of any class by way of a rights issue to its shareholders, the number of Converted Shares in respect of a conversion of the Convertible Bonds of that series that have not yet been converted into ordinary shares of the Company shall be adjusted on the date determining the right to purchase the securities to be offered during the rights issue, according to the bonus component in the rights, as expressed in the ratio between the Company's share rate on the TASE on the said determinant date and the base rate "ex rights." Subject to that stated in the TASE regulations and directives, the adjustment method as specified above may not be amended.

          9.3.3 ADJUSTMENT IN RESPECT OF A DIVIDEND DISTRIBUTION

               If the Company shall distribute a dividend, as this term is defined in the Companies Act ("THE DISTRIBUTION"), when the date determining the entitlement thereto ("THE DETERMINANT DATE FOR THE DISTRIBUTION") shall fall prior to the Expiration of the Conversion Period, one of the provisions specified in subclauses
               9.3.3.1 through 9.3.3.3 hereunder shall apply, all as shall be specified by the Company in the Initial Offering Report of the Relevant Series. The Company shall publish in a detailed manner in the said Offering Report the adjustment method of the Conversion Rate and/or the Conversion Ratio due to a Distribution, if any, according to its choice of one of the following alternatives:

               9.3.3.1 The Conversion Rate and/or the Conversion Ratio shall not be adjusted due to a Distribution by the Company.

               9.3.3.2 As of the first day of trading of the Company's shares after the Determinant Date for the Distribution (ex dividend), the Conversion Rate of the Convertible Bonds of the Relevant Series shall be equal to the previous Conversion Rate as it shall be on the Determinant Date for the Distribution, less the net sum of the Distribution in respect of each Converted Share, but at a Conversion Rate not less than the par value of the Company's shares at that time (hereinafter: "THE ADJUSTED CONVERSION PRICE").

                    "THE NET SUM OF THE DISTRIBUTION PER SHARE" in this regard is the sum of the Distribution by the Company in respect of each share, after the Company deducts the income tax from individual residents of Israel who are not Material Shareholders, as this term is defined in section 88 of the Income Tax Ordinance [New Version], 5721 - 1961, in conformance with the law.

               9.3.3.3 As of the first day of trading of the Company's shares after the Determinant Date for the Distribution (ex dividend), the Conversion Ratio of the Convertible Bonds in circulation shall be adjusted by multiplying it by the ratio between the rate of the Company's share on the TASE, as shall be set by the TASE as the adjusted rate for the Distribution (ex-dividend rate) and the closing rate set on the TASE for the Company's share on the Determinant Date for the Distribution. The Company shall announce the Adjusted Conversion Ratio, as stated, in an Immediate Report no later than the day on which the Company's shares shall be traded "ex dividend."

     9.4 ADDITIONAL PROVISIONS PROTECTING THE HOLDERS OF THE CONVERTIBLE BONDS DURING THE CONVERSION PERIOD

          The following provisions shall apply as of the publication date of the Offering Report relating to any series of the Convertible Bonds, and for as long as all of the Convertible Bonds of that series have not been converted, but, in any event, not after the Expiration of the Conversion Period relative to that series:

          9.4.1 The Company shall retain a sufficient quantity of ordinary shares of NIS 0.12 par value each in its registered share capital to guarantee the allotment of all shares that are likely to derive from the conversion of all of the Convertible Bonds of that series that are in circulation from time to time, and, if necessary, shall cause the Company to increase its registered share capital accordingly.

          9.4.2 If the Company shall consolidate the ordinary shares of NIS 0.12 par value each in its issued share capital into shares of a higher par value, or shall subdivide them into shares of a lesser par value, then subsequent to such an action, the number of Converted Shares that shall be allotted due to a conversion of the Convertible Bonds of that series shall be decreased or increased, as the case may be. In such instance, that stated above in clause 9.1.9 shall apply, MUTATIS MUTANDIS.

          9.4.3 Holders of the Convertible Bonds of that series may peruse a copy of the Company's periodic reports and interim financial statements at the Company's registered office during regular office hours. At the written request of a holder of the Convertible Bonds of that series, the Company shall mail a copy of the aforesaid reports and statements to the bondholder.

          9.4.4 Within ten (10) days of each adjustment of the Conversion Rate or of the number of Converted Shares relative to that series of Convertible Bonds, the Company shall publish an announcement in two (2) widely-circulated daily newspapers published in Israel in the Hebrew language regarding the right of the holders of the Convertible Bonds of that series to convert them into shares, and specifying the Conversion Period, the Conversion Rate and the number of Converted Shares to which a holder of the Convertible Bonds shall be entitled in respect of a conversion at that time - all relative to the said series.

          9.4.5 In addition to the aforesaid announcement, the Company shall publish a notification in two (2) widely-circulated daily newspapers published in Israel in the Hebrew language and shall send a written notification to the bondholders registered in the register for that series regarding the deadline for converting the Convertible Bonds of that series, with a copy to the TASE and to the Trustee of that series, no later than three (3) weeks and no earlier than four (4) weeks prior to the Expiration of the Conversion Period relative to that series. Such notification shall specify the Conversion Rate, the number of Converted Shares and the number of bonus shares to which a holder of the Convertible Bonds shall be entitled at the time of conversion within this timeframe - all relative to the said series.

          9.4.6 The Company shall not distribute and shall not offer a dividend in cash or bonus shares or an offer of rights to securities of any class to the holders of the ordinary shares of NIS 0.12 par value each, unless the determinant date relative to the right to receive them shall be at least ten (10) trading days after the publication of the Company's notification regarding the Distribution or the offer of rights, as the case may be.

          9.4.7 The Company shall refrain from any action, including a Distribution of bonus shares, which is liable to lead to a reduction of the Converted Share price under its par value.

          9.4.8 In accordance with the TASE regulations and directives, as they are on the date of the Trust Deed, the conditions of the Convertible Bonds may not be amended in relation to any matter pertaining to the Conversion Rate and the Conversion Days, but the Company shall be allowed to amend the Conversion Period and/or the Conversion Rate provided that it is being effected within the scope of an arrangement or compromise ratified by a court, in conformity with section 350 of the Companies Act. Furthermore, in accordance with the said TASE regulations and directives, the Company may amend the Conversion Rate within the scope of a splitting proceeding of the Company or a merger proceeding of the Company, provided that the amendment shall solely include those adjustments required due to the said proceeding.

               In accordance with the said TASE regulations and directives, a "splitting proceeding" in this context means - a proceeding during which the Company shall transfer shares that it is holding in another company to its shareholders, or a proceeding during which the Company shall transfer assets and liabilities to a new company founded for the purpose of the split, and the shareholders of the new company shall also be the shareholders of the company transferring the assets and liabilities, all provided that the splitting proceeding is effected under equal conditions for the shareholders of the Company. In accordance with the said TASE regulations and directives, a "merger proceeding" in this context means - a proceeding during which all of the Company's shares shall be transferred to the ownership of a new company or to the ownership of another registered company whose shares are registered for trading on the TASE, or a proceeding during which the Company shall transfer all of its assets and liabilities to another company as stated, all provided that the securities of the Company whose shares or assets shall be transferred as stated shall be deregistered from trading on the TASE and the proceeding shall be effected under equal conditions for the shareholders of the Company.

               Notwithstanding that stated above, in accordance with the said TASE regulations and directives, the Company may amend the Conversion Rate, provided that it is done within the scope of an offering proceeding by way of rights in the Company or within the scope of a proceeding of a Distribution of bonus shares in the Company or within the scope of a proceeding of a Distribution of a dividend in the Company and the amendment includes only those adjustments required due to the said proceeding.

     9.5  VOLUNTARY LIQUIDATION

          9.5.1 In the event that a resolution is passed to voluntarily liquidate the Company, the Company shall issue written notice thereof to all holders of the Convertible Bonds in circulation at that time, which are registered in the register for the Relevant Series of Convertible Bonds, and shall publish an announcement in that regard in two (2) widely-circulated daily newspapers published in Israel in the Hebrew language. Every holder of the Convertible Bonds shall be entitled, at its discretion, to be deemed as if it exercised its conversion right in respect thereof prior to the passing of the resolution, this if the bondholder shall notify the Company in writing of this desire within three
               (3) months of the date of the Company's said notice.

          9.5.2 In such instance, a holder of the Convertible Bonds shall be entitled to participate in the distribution of the Company's surplus assets upon liquidation (after the clearance of all of its debts) among its shareholders, this at the sum that the bondholder would have received upon liquidation of the Company had it been a shareholder of the Company prior to the passing of the liquidation resolution, due to the conversion of the Convertible Bonds in its possession, in respect whereof it issued a notice as stated to the Company, after deducting the sums of interest paid in respect of those Convertible Bonds on the date of the resolution or subsequently (excluding interest whose payment due date falls prior to the date of the resolution, even if paid on or after the resolution date); and the holder of the Convertible Bonds shall not be entitled to any payment on account thereof if the payment due date occurs after the resolution date.

10.  GENERAL PROVISIONS

     10.1 Sums of the Principal and interest shall be paid to any Bondholder without taking into consideration any equitable rights or any right of offset or counterclaim that exists or that might exist between the Company and the aforesaid Bondholder.

     10.2 The Company shall not be obligated to record in the Register for the Relevant Series any notice regarding a trust, lien and pledge of any kind and type, or any equitable right or any other right relating to the Bondholder's ownership of the Bond.

     10.3 Any party becoming entitled to the Bond as a result of bankruptcy or as a result of liquidation proceedings of the Bondholder, shall have the right, as soon as it shall present the evidence that the Company shall require from it, to be registered in the Register for the Relevant Series as the Holder of the Bond.

11.  REGISTER OF THE BONDHOLDERS

     Regarding the keeping of a Register of Bondholders of the Relevant Series, the provisions of clause 25 of the Trust Deed shall apply.

12.  PREVENTION FROM PAYING, FOR A REASON NOT DEPENDENT UPON THE COMPANY

     Regarding prevention from paying a Bondholder of a Relevant Series, for a reason not dependent upon the Company, the provisions of clause 12 of the Trust Deed shall apply.

13.  TRANSFER OF THE BONDS

     The Bonds are transferable in relation to the entire par value thereof, and even regarding a portion thereof, provided that it shall be in whole New Shekels. Any transfer of the Bonds (excluding a transfer being carried out by way of trading on the TASE) shall be effected according to a transfer deed in the customary version, properly signed by the registered Holder or its legal representatives and by the recipient of the transfer or its legal representatives, which shall be delivered to the Company at its registered office, attaching the Bond Certificates being transferred pursuant thereto, and any other proof that shall be required by the Company for the sake of proving the transferor's right to transfer them. If tax or any other compulsory payment shall apply to a transfer deed for the Bonds, proof of the payment thereof must be delivered to the Company to the Company's satisfaction. The provisions of the Company's Articles of Association applicable to transfers of fully paid-up shares and on the assignment thereof shall apply, MUTATIS MUTANDIS, as the case may be, on the mode of transfer of the Bonds and the assignment thereof. In the event of a transfer of only a portion of the par value of the Bonds registered in the Bond Certificate, the Bond Certificates must be split, pursuant to the provisions of clause 14 hereunder, first into the number of Bond Certificates so required, in such manner that the total sums of the par value registered therein shall be equal to the sum of the par value of the Bonds registered in the said Bond Certificate. After the fulfillment of all these conditions, the transfer shall be recorded in the Register for the Relevant Series, and the Company shall be allowed to demand that a note regarding the transfer as stated shall be recorded on the Certificate of the Bonds being transferred, which shall be delivered to the transferee, or that a new Bond Certificate shall be issued to the transferee, and all of the conditions specified in the Certificate of the Bonds being transferred shall apply to the transferee, so that, every reference to the "holder" shall be deemed to mean "the transferee" and the transferee shall be deemed the "holder" for the purposes of the Trust Deed for the Relevant Series.

14.  BOND CERTIFICATES AND SPLITTING THEREOF

     One Certificate shall be issued in respect of the Bonds registered under the name of a single Holder, or, at its request, a reasonable number of Certificates shall be issued to it, provided that the total par value of the Bonds registered in each Certificate as stated shall be in whole New Shekels (the Certificates referred to in this clause shall be called hereinafter: "THE CERTIFICATES").

     All of the Bond Certificates may be split into Bond Certificates with the total par value of the Bonds registered therein being equal to the total par value of the Bonds registered in the Certificate being asked to be split, provided that Certificates as stated shall not be issued other than in a reasonable quantity. The split shall be effected against the delivery of that Bond Certificate to the Company at its registered office for the purpose of effecting the split. All expenses involved in the split, including taxes and levies, if any, shall apply to the party requesting the split.

15.  EARLY REDEMPTION.

     Regarding early redemption of the Bonds, the provisions of clause 6 of the Trust Deed and clause 6 above shall apply.

16.  WAIVERS, COMPROMISES AND/OR CHANGES IN THE BOND CONDITIONS

     In relation to the authority of the Company and/or the Trustee to effect a waiver, compromise and changes in the conditions of the Bonds, the provisions of clause 24 of the Trust Deed shall apply.

17.  ASSEMBLIES OF BONDHOLDERS

     The general assemblies of the Bondholders of the Relevant Series shall convene and be conducted according to that stated in the second addendum to the Trust Deed.

18.  RECEIPTS AS PROOF

     Without derogating from any other of these conditions, a receipt signed by the Bondholder shall constitute proof of the full clearance of any payment made by the Company in respect of the Bond.

19.  REPLACEMENT OF BOND CERTIFICATES

     In the event that this Bond Certificate shall become worn, be lost or destroyed, the Company shall issue a new Certificate in its place in respect of this Bond and with the same conditions. Taxes and other levies, as well as other expenses involved in the issuance of the new Certificate, shall apply to the Bondholder requesting the said Certificate (including expenses relating to proof of ownership of the Bonds, and relating to indemnification and/or insurance coverage that the Company shall require, if any, in relation thereto). In the event of wear and tear, the worn Certificate shall be returned to the Company simultaneously and against the issuance of the new Certificate.


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20.  APPLICABLE LAW AND JURISDICTION

     The Courts in the city of Tel-Aviv - Jaffa shall have sole and exclusive jurisdiction in any dispute concerning the Bonds, the Trust Deed and the agreements by virtue whereof the Bonds were allotted, and solely the laws of the State of Israel shall apply thereto.


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